Exhibit 99.1

Towers Watson Reports Fourth Quarter Adjusted EPS of $0.90

Expect Fiscal 2011 Adjusted EPS of $3.95 to $4.10

NEW YORK--(BUSINESS WIRE)--August 19, 2010--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the fourth quarter of fiscal year 2010, which ended June 30, 2010.

Revenues were $750 million for the quarter, an increase from $397 million for the fourth quarter of fiscal 2009. The increase in revenues is driven by the merger between Towers Perrin and Watson Wyatt that became effective on January 1, 2010. Reported results for the fourth quarter of fiscal 2009 include only the financial results of Watson Wyatt. On a pro forma basis that includes Towers Perrin actual results in the fourth quarter of fiscal 2009, revenues declined 3% (-2% constant currency). The decline reflects the current economic environment. For the six months ended June 30, 2010, revenues were $1.55 billion.

EBITDA was $64 million, or 8.5% of revenues, for the quarter. In the fourth quarter of fiscal 2009, EBITDA was $72 million, or 18.2% of revenues. The decline in EBITDA as a percentage of revenues is due primarily to transaction and integration costs as well as non-cash stock-based compensation arising from the merger. Adjusted EBITDA was $118 million, or 15.8% of revenues, for the quarter. Adjusted EBITDA as a percentage of revenues is down from the prior year quarter due to a change in the mix of work and is consistent with merger expectations. For the six months ended June 30, 2010, adjusted EBITDA was $251 million, or 16.1% of revenues. Adjusted EBITDA excludes transaction and integration costs as well as non-cash stock-based compensation arising from the merger.

Net income was $58 million for the quarter, an increase from $31 million for the fourth quarter of fiscal 2009. The increase in net income was largely due to the income tax benefit, offset in part by transaction and integration costs, non-cash stock-based compensation arising from the merger and amortization of merger accounting intangible assets. Diluted earnings per share were $0.77 for the quarter, and adjusted diluted earnings per share were $0.90 for the quarter. For the six months ended June 30, 2010, adjusted diluted earnings per share were $1.82. Adjusted diluted earnings per share include a normalized income tax rate and exclude transaction and integration costs, non-cash stock-based compensation arising from the merger and amortization of merger accounting intangible assets.

“We have now operated as Towers Watson for six months, and overall the merger integration is going well,” said John Haley, chief executive officer. “We have accomplished a great deal and are laying the foundation to achieve our long-term growth and profitability goals.”

Fourth Quarter Business Segment Results

Since prior period reported results include only the financial results of Watson Wyatt and are not comparable, the company discusses pro forma segment revenues to provide comparability with the prior year. The pro forma revenues assume the merger between Towers Perrin and Watson Wyatt occurred on January 1, 2009. The company’s management uses the pro forma revenues internally to focus on period-to-period changes in the business and believes this information is helpful to stockholders.

Benefits

For the quarter, the Benefits segment had revenues of $441 million. On a pro forma, constant currency basis, revenues were down about 3% compared to the fourth quarter of fiscal 2009. Declines in revenues from Retirement, and Technology and Administration Solutions were offset in part by an increase in revenues from Health and Group Benefits. The Benefits segment had a net operating income (NOI) margin of 28% in the fourth quarter of fiscal 2010.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $164 million. On a pro forma, constant currency basis, revenues were flat compared to the fourth quarter of fiscal 2009. Slight declines in revenues from Risk Consulting and Software, and Brokerage were offset by an increase in revenues from Investment Consulting. The Risk and Financial Services segment had an NOI margin of 17% in the fourth quarter of fiscal 2010.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $122 million. On a pro forma, constant currency basis, revenues were flat compared to the fourth quarter of fiscal 2009. Constant currency declines in revenues from Rewards, Talent and Communication and Executive Compensation were offset by an increase in Data, Surveys and Technology. The Talent and Rewards segment had an NOI loss of $1 million in the fourth quarter of fiscal 2010.

Outlook for Fiscal 2011

For fiscal 2011, the company expects to report revenues in the range of $3.05 billion to $3.2 billion and adjusted diluted earnings per share in the range of $3.95 to $4.10. Adjusted diluted earnings per share exclude transaction and integration costs, stock-based compensation arising from the merger and amortization of merger accounting intangible assets. This guidance assumes an average exchange rate of $1.50 U.S. dollars to the British Pound for fiscal 2011 and $1.30 U.S. dollars to the Euro for fiscal 2011.

For the first quarter of fiscal 2011, the company expects to report revenues in the range of $750 million to $780 million and adjusted diluted earnings per share in the range of $0.86 to $0.89. Adjusted diluted earnings per share exclude transaction and integration costs, stock-based compensation arising from the merger and amortization of merger accounting intangible assets. This guidance assumes an average exchange rate of $1.50 U.S. dollars to the British Pound for the first quarter of fiscal 2011 and $1.30 U.S. dollars to the Euro for the first quarter of fiscal 2011.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the fourth quarter of fiscal 2010. It will be held on Thursday, August 19, 2010, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay will also be available for one week after the call by dialing 617-801-6888 and using confirmation number 80450994.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With approximately 14,000 full-time and contract associates around the world, we offer solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson was formed on January 1, 2010, from the merger of Towers Perrin and Watson Wyatt, two leading multi-service firms that provide a broad array of consulting services to organizations around the world.

Use of Non-GAAP Measures

The company defines EBITDA as net income adjusted for provision for income taxes, interest, depreciation and amortization. We use EBITDA in evaluating our financial performance. Although EBITDA is not a measure of financial condition or performance determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe that it is a useful measure for evaluating our results of operations as compared from period to period. A reconciliation of EBITDA to Net Income is included in the accompanying tables to today’s press release. EBITDA is not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same.

The company also uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities as well as changes in tax law. Adjusted EBITDA and Adjusted diluted earnings per share are not determined in accordance with GAAP. However, we believe these measures are useful in evaluating our results of operations and in providing a baseline for the evaluation of future operating results. Reconciliations of Adjusted EBITDA to EBITDA (and from EBITDA to Net Income, the most comparable GAAP financial measure), and Adjusted diluted earnings per share to diluted earnings per share are included in the accompanying tables to today’s press release. Adjusted measures of income may not be defined in the same manner by all companies, and our adjusted measures of income may not be comparable to similarly titled measures of other companies.

Non-GAAP measures should be considered in addition to the information contained within our financial statements.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “would,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue,” or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully address issues surrounding the number of company shares that will become freely tradable on January 1, 2011; the ability to recruit and retain qualified employees and to retain client relationships, particularly in the executive compensation business, given recent Securities and Exchange Commission (SEC) and other regulatory actions; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Registration Statement on Form S-1 filed with the SEC on July 19, 2010; and under “Risk Factors” in Watson Wyatt’s Annual Report on Form 10-K filed on August 14, 2009 with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO. Supplemental Segment Information (Thousands of U.S. Dollars) (Unaudited)

	For the Quarter Ended June 30, 2010

		Constant FX	Net Operating
	Revenues	% Change	Income (NOI)	NOI %

Benefits	$440,982	-3%	$122,057	28%
Risk & Financial Services	163,647	0%	27,250	17%
Talent & Rewards	121,667	0%	(1,073)	-1%
Reportable Segments	$726,296		$148,234

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

Reportable Segments		$726,296
Reimbursable Expenses and Other		23,611
Consolidated Revenues		$749,907

Reconciliation of Reportable Segment Net Operating Income to Income before Income Taxes

Reportable Segments		$148,234
Differences in Allocation Methods		2,568
Amortization of Intangible Assets		(11,944)
Transaction and Integration Expenses		(37,965)
Stock-Based Compensation		(23,988)
Discretionary Compensation		(50,770)
Other, net		2,914
Income before Income Taxes		$29,049

	For the Six Months Ended June 30, 2010

		Constant FX	Net Operating
	Revenues	% Change	Income (NOI)	NOI %

Benefits	$910,909	-2%	$273,242	30%
Risk & Financial Services	354,711	-3%	81,042	23%
Talent & Rewards	244,308	-2%	2,482	1%
Reportable Segments	$1,509,928		$356,766

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

Reportable Segments		$1,509,928
Reimbursable Expenses and Other		43,942
Consolidated Revenues		$1,553,870

Reconciliation of Reportable Segment Net Operating Income to Income before Income Taxes

Reportable Segments		$356,766
Differences in Allocation Methods		1,473
Amortization of Intangible Assets		(24,436)
Transaction and Integration Expenses		(62,370)
Stock-Based Compensation		(48,006)
Discretionary Compensation		(141,326)
Other, net		(3,356)
Income before Income Taxes		$78,745

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

The company completed the merger of Towers Perrin and Watson Wyatt on January 1, 2010, and is incurring significant transaction and integration costs. The company is also incurring significant non-cash charges from stock-based compensation arising from the merger and the amortization of merger accounting intangible assets. The company's management uses adjusted measures of income to evaluate its performance internally and separately evaluates its performance of transaction and integration activities. Management determined that this information is useful to investors in evaluating its results of operations and providing a baseline for evaluation of future operating results. Reconciliations of our non-GAAP measures to GAAP measures are as follows.

	Three Months		Six Months
	Ended June 30, 2010		Ended June 30, 2010
Diluted EPS per GAAP	$0.77		$0.89

Transaction and Integration Costs	0.34		0.56
Stock-Based Compensation	0.21		0.41
Amortization of Merger Accounting Intangible Assets	0.10		0.21
Merger Related Income Tax Items	(0.45)		(0.32)
Gain on Sale of Investments	(0.08)		(0.08)
Loss of Medicare Part D Subsidy	-		0.14

Adjusted Diluted EPS	$0.90		$1.82

	Three Months Ended
	June 30, 2010		June 30, 2009

Net Income	$55,934		$30,893
Provision for Income Taxes	(26,885)		22,921
Interest, net	2,940		222
Income from Operations	31,989		54,036
Depreciation and Amortization	32,065		18,183
EBITDA	$64,054		$72,219

EBITDA and EBITDA Margin	$64,054	8.5%

Transaction and Integration Costs	37,947	5.1%
Stock-Based Compensation	23,988	3.2%
Other non-operating income	(7,639)	-1.0%

Adjusted EBITDA and EBITDA Margin	$118,350	15.8%

	Six Months Ended
	June 30, 2010		June 30, 2009

Net Income	65,301		71,619
Provision for Income Taxes	13,444		38,848
Interest, net	4,044		(4,641)
Income from Operations	82,789		105,826
Depreciation and Amortization	64,899		35,714
EBITDA	$147,688		$141,540

EBITDA and EBITDA Margin	$147,688	9.5%

Transaction and Integration Costs	62,352	4.0%
Stock-Based Compensation	48,006	3.1%
Other non-operating income	(7,294)	-0.5%

Adjusted EBITDA and EBITDA Margin	$250,752	16.1%

TOWERS WATSON & CO.
Consolidated Statements of Operations
(Thousands of U.S. Dollars, Except Per Share Data)

	Three months ended June 30,		Year ended June 30,
	2010	2009	2010	2009

Revenue	$749,907	$396,520	$2,387,829	$1,676,029

Costs of providing services:
Salaries and employee benefits	478,166	241,548	1,540,417	1,029,299
Professional and subcontracted services	61,844	27,376	163,848	119,323
Occupancy	36,052	18,037	109,454	72,566
General and administrative expenses	79,483	40,752	220,937	172,010
Depreciation and amortization	32,065	18,183	101,084	73,448
Transaction and integration expenses	37,947	-	87,644	-
	725,557	345,896	2,223,384	1,466,646

Income from operations	24,350	50,624	164,445	209,383

(Loss)/Income from affiliates	(61)	1,952	(1,274)	8,350
Interest income	1,242	375	2,950	2,022
Interest expense	(4,182)	(597)	(7,508)	(2,778)
Other non-operating income	7,700	1,460	11,304	4,926

Income before income taxes	29,049	53,814	169,917	221,903

Provision for income taxes	(26,885)	22,921	50,907	75,276

Net income before non-controlling interests	55,934	30,893	119,010	146,627

Net income attributable to non-controlling interests	(2,195)	(263)	(1,587)	169

Net Income attributable to controlling interests	$58,129	$31,156	$120,597	$146,458

Earnings per share:
Net income - Basic	$0.77	$0.73	$2.04	$3.43
Net income - Diluted	$0.77	$0.73	$2.03	$3.42

Weighted average shares of common stock,
basic (000)	75,699	42,645	59,257	42,690
Weighted average shares of common stock,
diluted (000)	75,731	42,837	59,372	42,861

TOWERS WATSON & CO.
Consolidated Balance Sheets
(Thousands of U.S. Dollars, Except Share Data)

	June 30,	June 30,
	2010	2009

Assets
Cash and cash equivalents	$600,466	$209,832
Short-term investments	51,009	-
Receivables from clients:
Billed, net of allowances of $9,898 and $4,452	421,602	190,991
Unbilled, at estimated net realizable value	215,912	111,419
	637,514	302,410

Other current assets	156,312	53,358
Total current assets	1,445,301	565,600

Fixed assets, net	227,802	174,857
Deferred income taxes	333,950	111,912
Goodwill	1,727,165	542,754
Intangible assets, net	683,487	186,233
Other assets	155,745	44,963

Total Assets	$4,573,450	$1,626,319

Liabilities
Accounts payable, accrued liabilities and deferred income	$409,141	$281,946
Reinsurance payables	164,539	-
Note payable	201,967	-
Other current liabilities	189,966	51,716
Total current liabilities	965,613	333,662

Accrued retirement benefits	1,061,557	292,555
Professional liability claims reserve	335,034	43,229
Other noncurrent liabilities	246,574	102,237

Total Liabilities	2,608,778	771,683

Commitments and contingencies

Stockholders' Equity
Class A Common Stock - $.01 par value:
300,000,000 shares authorized;
47,160,497 and 0 issued and
47,160,497 and 0 outstanding	472	-
99,000,000 shares authorized;
0 and 43,813,451 issued and
0 and 42,657,431 outstanding		438
Class B Common Stock - $.01 par value:
93,500,000 shares authorized;
27,043,196 and 0 issued and
27,043,196 and 0 outstanding	270	-
Additional paid-in capital	1,679,624	452,938
Treasury stock, at cost - 0 and 1,156,020 shares	-	(63,299)
Retained earnings	711,299	608,634
Accumulated other comprehensive loss	(436,329)	(145,073)
Total Stockholders' Equity	1,955,336	853,638
Non-controlling interest	9,336	998
Total Equity	1,964,672	854,636

Total Liabilities and Total Equity	$4,573,450	$1,626,319

CONTACT:
Investor Contact:
Towers Watson
Mary Malone, +1-703-258-7841
mary.malone@towerswatson.com